UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2012

STATER BROS. HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13222	33-0350671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 S. Tippecanoe Avenue San Bernardino, California		92408
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 733-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2012, Phillip J. Smith, Executive Vice President and Chief Financial Officer of Stater Bros. Holdings Inc. (the “Company”), formally notified the Company that he would retire from his position as an officer of the Company on June 14, 2012, as had been contemplated by the Company’s succession plans. Also on June 8, 2012, the Company’s sole stockholder elected Mr. Smith to the Board, effective June 14, 2012. Upon the effective date of his election, Mr. Smith will serve as Vice Chairman of the Board and as a member of the Audit and Compensation Committees of the Board, and the current Vice Chairman of the Board, Thomas W. Field, Jr., will no longer serve as Vice Chairman, but will continue in his roles as a director and Chairman of the Audit Committee.

Mr. Smith will be compensated for his service on the Board in accordance with the Company’s compensatory arrangements for non-employee directors, which are described in Item 10 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2011. Mr. Smith is also entitled to certain benefits under the Company’s retirement and deferred compensation plans due to his participation in such plans during his time as an employee of the Company. There have been no transactions since the beginning of the Company’s current fiscal year directly or indirectly involving Mr. Smith that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934; however, the Company and Mr. Smith intend to enter into a consulting agreement pursuant to which Mr. Smith would perform certain services as requested from time to time by the Chairman of the Board, upon terms and conditions to be determined and approved by the Board.

On June 8, 2012, the Board appointed David J. Harris to the position of Senior Vice President – Finance and Chief Financial Officer, effective upon Mr. Smith’s retirement on June 14, 2012. Mr. Harris will serve as the Company’s principal financial officer and principal accounting officer. Mr. Harris, age 53, has served as the Company’s Senior Vice President – Finance since July 2009. Prior to joining the Company, Mr. Harris was a partner with accounting firm Soren McAdam Christenson LLP from 2005 to 2009, and was previously a partner with Ernst & Young LLP. Harris holds a Bachelor of Science Degree in Accounting from California State Polytechnic University, Pomona.

The Company’s wholly-owned subsidiary, Stater Bros. Markets (“Markets”), intends to enter into an employment agreement with Mr. Harris similar to those in place with certain of the Company’s other executive officers. The specific terms of such employment agreement have not yet been determined, but will be provided by amendment to this Item 5.02 when available. Mr. Harris will also receive retirement, health and welfare and other benefits and will participate in plans generally available to other executive officers of the Company. Further details concerning the Company’s executive compensation program are described in Item 11 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2011.

Mr. Harris has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he was selected as an officer of the Company. In addition, there have been no transactions directly or indirectly involving Mr. Harris that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stater Bros. Holdings Inc.

Date: June 14, 2012	By:	/s/ David J. Harris
	Name:	David J. Harris
	Title:	Senior Vice President – Finance and
Chief Financial Officer
(Principal Financial Officer)
(Principal Accounting Officer)